Exhibit 99.1
Premier Exhibitions, Inc. Announces Accelerated Plans to
Simultaneously Present Eleven “BODIES” Exhibitions
By June 2007
(Atlanta, GA) May 11, 2007- Premier Exhibitions Inc. (NASDAQ: PRXI) today announced that they have successfully obtained a total of eleven (11) individual sets of human anatomical specimens enabling them to concurrently present eleven “BODIES” Exhibitions.
Premier also announced that eight (8) of the eleven “BODIES” Exhibition’s will be operating on schedule by the end of the month in important venues globally, while the balance will all be operational no later than June 2007.
Mr. Arnie Geller President of the Company made the following statement “The overwhelming acceptance and continued demand for this blockbuster exhibition series has enabled us to now achieve an incredible base of eleven Exhibitions in total, compared to five exhibitions at this point last year.”
Mr. Geller also stated “The obvious operating leverage created by having this amount of BODIES related Exhibitions should enable us to create material improvements in our 2008 fiscal year performance and beyond.”
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Forward-Looking Statements
Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to Premier Exhibitions, Inc.’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. Certain of the factors described in Premier Exhibitions, Inc.’s filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 entitled “Risk Factors,” may affect the future results of Premier Exhibitions and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions, Inc. disclaims any obligation to update any of its forward-looking statements, except as may be required by law.
Investor Relations:
          North Coast Advisors, Inc:
          Craig T. Stewart
          585-218-7371
          cstewart@ncainc.com

Media Inquiries:
          Premier Exhibitions, Inc.:
          Katherine Morgenstern
          404.842.2675
          kmorgenstern@prxi.com